UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2009
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
UDR, Inc. (the “Company”), is re-issuing, in an updated format, its historical financial statements for the fiscal years ended December 31, 2008, 2007 and 2006, to reflect our adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion” (“APB 14-1”), Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB 51” (“SFAS 160”), and the application of EITF Topic D-98, “Classification and Measurement of Redeemable Securities” (“EITF D-98”), as further described in Note 1 to the Condensed Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2009 (Commission File No. 1-10524) (the “Quarterly Report”). The Quarterly Report reflects our adoption of APB 14-1 and SFAS 160, and the application of EITF D-98, and includes reclassifications of prior period amounts to conform to the 2009 presentation.
The Company is filing this Current Report on Form 8-K to update Item 1 in Part I, Items 6, 7, and 8 in Part II, and Item 15 (Exhibit 12) in Part IV, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 26, 2009 (the “Form 10-K”), to conform to the 2009 presentation included in the Company’s Quarterly Report. The updated information is attached to this Current Report on Form 8-K as Exhibit 99.1. All other items of the Company’s Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated financial information for the years ended December 31, 2008, 2007 and 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.

Date: May 22, 2009	By:	/s/ David L. Messenger

		Name:	David L. Messenger
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated financial information for the years ended December 31, 2008, 2007 and 2006

4